EXHIBIT 10.68

Summary of Executive Bonus Plan

On February 9, 2005, the Compensation Committee of our Board of Directors adopted an executive bonus plan effective beginning January 1, 2005. Under this executive bonus plan, for each fiscal quarter our eligible executive officers may participate in a bonus pool equaling an aggregate of up to ten percent of any amount by which our adjusted income for the relevant quarter exceeds our adjusted income for the same quarter of the prior year. For the purposes of the executive bonus plan, “adjusted income” is our aggregate pretax income for the quarter for our core business segment (i.e., excluding our eCOST.com and OnSale.com segments), less certain costs that will be determined on a quarterly basis by the Compensation Committee in its sole discretion. The Compensation Committee will allocate amounts to eligible participants based on factors identified by the Compensation Committee, including the achievement of specified individual performance targets. Currently, our Chief Executive Officer, Chief Financial Officer, Executive Vice President—Marketing and Executive Vice President—Enterprise Sales are eligible to participate in this executive bonus plan.